EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

Between

REOSTAR ENERGY CORPORATION

(Buyer)

And

VERN WILSON ENERGY, INC.

(Seller)

With respect to the

OIL AND GAS PROPERTIES, DRILLING RIG, AND OTHER TANGIBLE EQUIPMENT

Dated as of September 28, 2007

PURCHASE AND SALE AGREEMENT

                      PURCHASE AND SALE AGREEMENT, dated as of September 28, 2007 (the "Agreement"), by and among ReoStar Energy Corporation., a Nevada corporation ("REOS", or "Buyer"), and Vern Wilson Energy, Inc., a Texas corporation ("WEI", or "Seller"). REOS and WEI are referred to herein each as a "Party" and collectively as the "Parties".

W I T N E S E T H :

                      WHEREAS, Seller is the owner of working interests in certain oil and gas wells and leases located in Texas and Louisiana, a service rig, and other tangible equipment as set forth on Schedule A attached hereto ("WEI Properties").

                      WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the WEI Properties on the terms, subject to the conditions, and for the consideration described herein.

                      NOW, THEREFORE, in consideration of the mutual promises made herein and of the mutual benefits to be derived here from the Parties hereto agree as follows:

ARTICLE 1.  SALE AND PURCHASE OF THE WEI PROPERTIES

                      SECTION 1.01. Sale and Purchase of the WEI Properties.

                      Subject to the terms and conditions contained herein and in reliance upon the representations and warranties contained herein, at the Closing provided for in Section 1.02 hereof, Seller will sell to Buyer the WEI Properties, and Buyer will purchase the WEI Properties, for the Consideration hereinafter defined in Article 2.

                      SECTION 1.02. Effective Date.

                      The Effective Date of this Agreement shall be August 1, 2007.

                      SECTION 1.03. Closing.

                      Closing of the purchase and sale of the WEI Properties ("Closing") will take place at the offices of the Buyer, or such other place as may be mutually acceptable, simultaneously with the execution of this Agreement.

                      SECTION 1.04. Delivery of the WEI Properties and Consideration.

                      At Closing, Seller shall deliver to Buyer, against delivery of the Consideration as provided in Article 2 hereof, good and marketable title to the WEI Properties free and clear of any liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of others with respect thereto (collectively, "Encumbrances"), by delivering to Buyer assignments of interest for the WEI oil and gas properties and bills of sale for the service rig and other tangible equipment.

ARTICLE 2. CONSIDERATION

                      As consideration for the sale of the WEI Properties (the "Consideration"), Buyer shall pay to Seller at Closing US$159,000.00 (one hundred fifty-nine thousand dollars) in immediately available funds by check. Buyer shall also issue to Seller 240,000 (two hundred forty thousand) shares of Buyer's common stock.

                      WEI agrees to have all liabilities associated with WEI Properties (referenced in schedule in Schedule A) paid in full and agrees to be responsible for the present liabilities, as referenced in Schedule B. In the event additional liabilities arise that were incurred before the effective purchase date of August 1, 2007, WEI hereby agrees to satisfy said obligations in a timely manner and hold REOS free from any and all liability arising from the same.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER

                      Seller hereby represents and warrant to Buyer as of the Initial Closing Date as follows:

                      SECTION 3.01. Organization, Qualification and Corporate Power of WEI.

                      WEI is a company duly incorporated, validly existing and in good standing under the laws of Texas and is duly licensed or qualified to transact business as a corporation, and is in good standing, in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary and where the failure be so licensed or qualified would have a material adverse effect on the business, operations, assets, financial condition, value or prospects of WEI (a "Material Adverse Effect"). WEI has the corporate power and authority to own, lease, or sell its properties and to carry on its business as currently conducted.

                      SECTION 3.02 Authorization of Agreement; No Conflicts.

                      The execution and delivery by Seller of this Agreement and the performance by Seller of their obligations hereunder have been duly authorized by all requisite action on the part of Seller and will not violate any provision of law, any order of any court or other agency of government, the organizational document or by-laws of Seller, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Seller.

                      SECTION 3.03. Validity.

                      This Agreement and each other agreement entered into in connection herewith to which Seller is a party have been duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                      SECTION 3.04. Consents and Approvals.

                      No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality or any other person or entity is or will be necessary on the part of Seller for the valid execution, delivery and performance by Seller of this Agreement and each other agreement entered into in connection herewith to which Seller are a party.

                      SECTION 3.05 Litigation.

                      There is no action, suit, investigation or proceeding pending, or to the knowledge of Seller, threatened against or affecting WEI with regard to the WEI Properties before any court or by or before any governmental body or arbitration board or tribunal.

                      SECTIONS 3.06 No Brokers.

                      Seller has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Seller or Buyer for any brokerage or finder's commission, fee or similar compensation.

                      SECTION 3.07 Accuracy of Information.

                      None of the representations and warranties of Seller contained herein or in any Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein and therein not misleading in light of the circumstances in which made.

                      SECTIONS 3.08. Indemnification

                      Subsequent to (after) August 1, 2007, REOS assumes all liability for and shall be solely responsible for any and all losses, including without limitation, damages, claims, expenses, charges, costs and all other matters (collectively "Losses") of any nature whatsoever in connection with the ownership, use, operation, maintenance or existence of the WEI Properties. REOS agrees to hold harmless, defend and indemnify WEI, its officers, directors, employees, agents, successors, legal representatives, and assigns from any and all liabilities, regardless of the presence or lack of insurance from the date of this agreement going forward.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER

                      Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

                      SECTION 4.01. Organization, Qualification and Corporate Power.

                      Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and is duly licensed or qualified to transact business as a limited liability company and, is in good standing, in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations, assets, results of operation, financial condition, value or prospects of Buyer. Buyer has the power and authority to own or lease its properties and to carry on its business as currently conducted and to execute, deliver and perform this Agreement.

                      SECTION 4.02. Authorization of Agreement; No Conflicts.

                      The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Buyer and will not violate any provision of law, any order of any court or other agency of government, the organizational document or by-laws of Buyer, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties of assets of Buyer.

                      SECTION 4.03. Validity.

                      This Agreement and each other agreement entered into in connection herewith to which Buyer is a party have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                      SECTION 4.04. Consents and Approvals.

                      No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality or any other person or entity is or will be necessary on the part of Buyer for the valid execution, delivery and performance by Buyer of this Agreement and each other agreement entered into in connection herewith to which Buyer is a party.

                      SECTION 4.05. Investment Representations.

                      Buyer is acquiring the WEI Properties being purchased by it hereunder for the purpose of investment. Buyer has, with respect to its investment: (i) had an opportunity to ask all questions of, and receive satisfactory answers from, Seller and the officers of WEI, (ii) received and reviewed all information, including without limitation relevant documents, contracts and other instruments, in the each case deemed necessary or desirable by Buyer, and (iii) as a result of the foregoing, has satisfactorily performed its due diligence with respect to the WEI Properties and such investment; provided the foregoing does not in any way relieve WEI of its representations and warranties set forth in this Agreement and shall not limit Buyer's ability to rely thereon.

                      SECTION 4.06 Litigation.

                      There is no action, suit, investigation or proceeding pending, or to the knowledge of Buyer, threatened against or affecting Buyer before any court or by or before any governmental body or arbitration board or tribunal which questions the validity of this Agreement or which questions the validity of or seeks to rescind or prevent the taking of action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

                      SECTIONS 4.07. No Brokers.

Buyer has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Seller for any brokerage or finder's commission, fee or similar compensation.

                      SECTIONS 4.08. Indemnification

                      WEI hereby assumes all liability for any and all losses, liabilities or damages incurred of any nature whatsoever (including, without limitation, claims, causes of action, liabilities, costs, damages, expenses, attorneys' fees and costs of court arising prior to August 1, 2007 in connection with the ownership, use, operation, maintenance, or existence of the Property ("Pre-Effective Date Liabilities"). WEI agrees to hold harmless, defend and indemnify REOS, and its officers, employees, agents, successors, legal representatives, and assigns (the "REOS Affiliates") from any and all Liabilities prior to August 1, 2007, regardless of the presence or lack of insurance.

ARTICLE 5. COVENANTS OF SELLER

                      At Buyer's request and without further consideration, Seller will execute and deliver to Buyer such other documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good and marketable title to the WEI Properties. Furthermore, WEI covenants that will remain the operator of record for all of the properties located in Louisiana and shall extend to any subsequent properties acquired in the same domain.

ARTICLE 6. COVENANTS OF BUYER

                      At Seller' request, and without further consideration, Buyer will execute and deliver to Seller and take such other action as Seller may reasonably request in order to consummate more effectively the transactions contemplated hereby.

ARTICLE 7. FEES AND EXPENSES

                      Except as otherwise provided herein, each of the Parties hereto shall assume, bear and pay its own expenses in connection with the preparation, execution, delivery and performance of this Agreement.

ARTICLE 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties set forth in Articles 3 and 4 shall survive the Closing hereunder and shall expire on the third anniversary of the Closing Date.

ARTICLE 9. MISCELLANEOUS

                      SECTION 9.01. Assignment; Successors.

                      This Agreement may be assigned by REOS to an affiliated company or designee in its sole discretion and without the consent of WEI.

                      SECTION 9.02. Amendment, Modification and Waivers.

                       Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by written consent signed by Buyer and by Seller.

                      SECTION 9.03. Notices.

                      Any notice, payment, demand or communication required or permitted to be given by an provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile to the party designated to receive such notice, or on the date following the date sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following address or to such other or additional addresses as any party might designate by written notice to the other party:

To Buyer:	ReoStar Energy Corporation.
3880 Hulen, Suite 500
Fort Worth, TX 76107
Tel: 817-989-7367
Fax: 817-989-7368
Attn: Mark Zouvas

To Seller:	Vern Wilson Energy, Inc.
___________________
___________________
Tel:
Fax:
Attn:

                      SECTION 9.04. Interpretation and Severance.

                      Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the prohibited or invalid provision is a material provision the omission of which would result in the frustration of the parties' economic objectives.

                      SECTION 9.05. Headings and Captions.

                      The headings and captions herein are for convenience only and cannot be used to construe the text of the sectioned paragraphs in which they appear. References herein to this Agreement include references to the exhibits and the schedules referred to herein.

                      SECTION 9.06. No Third-Party Reliance.

                      No third party is entitled to rely on any of the representations, warranties and agreements of Buyer and the Seller contained in this Agreement. Seller and Buyer assume no liability to any third party because of any reliance on the representations, warranties and agreements of Seller and Buyer contained in this Agreement.

                      SECTION 9.07. Supersedes Prior Agreements.

                      This Agreement supersedes any and all prior agreements or understandings, written or oral, of Seller or Buyer relating to the acquisition of the WEI Properties by Buyer and incorporates the entire understanding of the parties with respect to the subject matter hereof.

                      SECTION 9.08. Governing Law.

                      This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Texas without regard to its conflicts of law rules.

                      SECTION 9.09. Counterparts.

                      Two or more duplicate originals of the written instruments containing this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                      IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

SELLER:

Vern Wilson Energy, Inc.,
A Texas corporation

By: /s/ Vern Wilson
Name:
Title:

BUYER:

ReoStar Energy Corporation.,
A Nevada corporation

By: /s/ Mark Zouvas
Name:
Title:

SCHEDULE A
		Value
Oil and Gas Properties:
Alford Lease __________________ County, Texas		25,000
Soniat Lease __________________ Parrish, Louisiana		5,000
Simpson Lease __________________ Parrish, Louisiana		100,000

Service Rig 200,000

Other Tangible Equipment
Ford F450	VIN:_______________________________	45,000

Ford F350	VIN:_______________________________	9,000

Backhoe		20,000

200 Bbl Test Tank		3,000

Threading Machine		4,500

Welder		2,800

Assorted Tools		36,200

Trailers	VIN:_______________________________	8,500

Total		459,000

SCHEDULE B

LIST OF LIABILITIES AS OF AUGUST 1, 2007.

LIABILITIES:
Bank Debt Back Hoe Trucks Credit line Trade debt Rig debt Jerry Rawlinson Fred Peel	$ 9,000 $ 11,000 $ 42,000 $ 63,380 $ 30,000 $ 1,000 $ 3,000
TOTAL LIABILITIES	$ 159,380